Exhibit 3.2

May 2, 2014

BYLAWS
OF
FIRST BANKS, INC.
ARTICLE I
OFFICES

1.    Principal Office. The principal office of the Corporation shall be located at such place, either within or without the State of Missouri, as the Board of Directors shall designate from time to time.
2.    Registered Office and Agent. The Corporation shall have and continuously maintain a registered office and a registered agent within the State of Missouri. The Board of Directors, from time to time by resolution, may change the registered agent and the address of the registered office.
3.    Additional Offices. The Corporation may also have offices and branch offices at such other places as the Board of Directors from time to time may designate or the business of the Corporation may require.
ARTICLE II
SEAL
The seal of the Corporation shall be a circular impression with the name of the Corporation in the upper portion of the rim thereof, the word “MISSOURI” in the lower portion of the rim thereof, and the word “SEAL” in the center. The corporate seal, or a facsimile thereof, may be impressed or affixed or in any manner reproduced. The Board of Directors, by resolution, may change the form of the corporate seal from time to time.
ARTICLE III
MEETINGS OF SHAREHOLDERS
1.    Place. All meetings of the shareholders shall be held at such place within or without the State of Missouri as may be designated by the Board of Directors at a meeting held not less than ten days prior to such meeting of shareholders. In the event the Board of Directors fails to designate a place for the meeting to be held, then the meeting shall be held at the principal office of the Corporation. Anything to the contrary in this Article III notwithstanding, any meeting of shareholders called expressly for the purpose of removing one or more directors shall be held at the registered office or principal business office of the Corporation in this state or in the city or county in this state in which the principal business office of the Corporation is located.
2.    Annual Meeting. An annual meeting of shareholders for the election of directors and the transaction of such other business as may properly come before the meeting shall be held at such place as may be determined by the Board of Directors, on the last Wednesday ~~of~~in April ~~beginning in 1993. If such day is~~in each year, if not a holiday, and if a legal holiday, then ~~the annual meeting will be held~~ on the next ~~business day~~day not a legal holiday, or such other date, and at such time, as may be designated by the Board of Directors each year.
3.    Special Meetings. Special meetings of the shareholders will be called by the Secretary upon request of the Chairman of the Board, President or a majority of the members of the Board of Directors or upon the request of the holders of not less than one-fifth of the outstanding shares of the Corporation’s stock entitled to vote on the matter or matters to be considered at such meeting.
4.    Notice. Notice, given as provided in Article XI of these Bylaws, of each meeting of shareholders, stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, is required to be delivered or given, as provided in Article XI of these Bylaws, to each shareholder of record entitled to vote at such meeting not less than ten nor more than ~~fifty~~seventy days prior to the date of said meeting.
5.    Quorum. The holders of a majority of the shares of stock issued and outstanding and entitled to vote at any meeting, present in person or represented by proxy, constitute a quorum at all meetings of the shareholders for the transaction of business, except as otherwise provided by law, by the Articles of Incorporation or by these Bylaws~~; provided, however,~~. Where a separate vote by a class or classes or series of stock is required, a majority of the voting power of the shares of such class or classes or series present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that ~~in~~vote on that matter. In the absence of such quorum, the holders of a majority of ~~such shares~~shares issued and outstanding and entitled to vote at such meeting present and voting at said meeting, either in person or by proxy, have the right successively to adjourn the meeting to a specified date not longer than ninety days after such adjournment, and no notice of such adjournment need be given to shareholders not present at the meeting. Every decision which shall have received the favorable vote of a majority of the votes cast in connection therewith at any meeting of the shareholders at which a quorum was present shall be valid as a corporate act unless a larger vote is required by law, by the Articles of Incorporation or by these Bylaws.
6.    Informal Action by Shareholders. Any action required to be taken at a meeting of the shareholders may be taken without a meeting if consents in writing, setting forth the action so taken, shall be signed by all the shareholders entitled to vote with respect to the subject matter thereof.
ARTICLE IV
VOTING PROCEDURE
1.    List of Voters. The officers having charge of the transfer book for shares of the Corporation shall make a complete list of the shareholders entitled to vote at any meeting at least ten days before such meeting. Said list shall be arranged in alphabetical order with the address and the number of shares held by each. Said list shall be kept on file at the registered office or the principal place of business of the Corporation within the State of Missouri, at least ten days prior to such meeting, and shall be open to the inspection of any shareholder during said period and up to the adjournment of the meeting. The original share ledger or transfer book or a duplicate thereof kept in the State of Missouri shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of shareholders. Failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.

2.    Inspectors. Every meeting of the shareholders shall be called to order by the Chairman of the Board, President, Secretary or persons calling said meeting. If the object of said meeting be to elect directors or to take a vote of the shareholders on any proposition, then, if requested to do so by any officer of the Corporation or the holders of a majority of shares present at such meeting, in person or by proxy, the person presiding at said meeting shall appoint not less than two persons who are not directors as inspectors to receive and canvass the votes given at such meeting and certify the results to the person presiding. In all cases where the right to vote upon any share or shares shall be questioned, it shall be the duty of the inspectors or the persons conducting the vote to require the transfer books as evidence of shares held and all shares that may appear standing thereon in the name of any person or persons shall be entitled to be voted upon by such person or persons directly to themselves or by proxy.
3.    Inspectors’ Oath. Any inspector, before he shall enter upon the duties of his office, shall take and subscribe the following oath before any officer authorized by law to administer oaths: “I do solemnly swear that I will execute the duties of an inspector of the election now to be held with strict impartiality and according to the best of my ability.”
4.    Close of Transfer Books. At each meeting of the shareholders, whether annual or special, the transfer books of the Corporation shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder. The Board of Directors shall have the power to close the transfer books, or fix in advance a date not exceeding seventy days preceding the date of any meeting of shareholders as a record date for the determination of the shareholders entitled to notice of and to vote at any such meeting. If the Board of Directors shall not have closed the transfer books of its stockholders entitled to notice of, and to vote at, a meeting of shareholders, only the shareholders who are shareholders of record at the close of business on the twentieth day preceding the date of the meeting shall be entitled to notice of, and to vote at, the meeting, and any adjournment of the meeting; except that, if prior to the meeting written waivers of notice of the meeting are signed and delivered to the Corporation by all the shareholders of record at the time the meeting is convened, only the shareholders who are shareholders of record at the time the meeting is convened shall be entitled to vote at the meeting and any adjournment of the meeting.
ARTICLE V
VOTERS
1.    Eligible Voters. Any shareholder owning one or more shares of stock entitled to vote on a matter at any meeting of shareholders on record in the stock books of the Corporation on the record date or on the date of closing of the transfer books of the Corporation as provided in paragraph 4 of Article IV of these Bylaws shall be eligible to vote at ~~any~~such meeting of shareholders; provided, however, that no person shall be admitted to vote on any shares belonging or hypothecated to the Corporation. On each matter submitted to a vote, including the election of directors, each such shareholder entitled to vote on such matter shall have as many votes as he has shares of stock in this Corporation. ~~But in all elections for directors of this Corporation, each such shareholder shall have the right to cast as many votes in the aggregate as shall equal the number of~~ All cumulative voting ~~shares~~ rights are hereby denied, so ~~held by him in the Corporation, multiplied by the number~~that no stock or other security of the Corporation shall carry with it and no holder or owner of any share or shares of such stock or security shall have any right to cumulative voting in the election of directors ~~to be elected at such election, and each such shareholder may cast the whole number of votes, either in person or by proxy, for one candidate, or distribute them~~or for any other purpose. The foregoing provisions within this paragraph are not intended to modify or prohibit any provisions of any voting trust or agreement between or among ~~two or more candidates; and such directors shall be elected in no other manner.~~holders or owners of shares of stock or other securities of the Corporation.
2.    Proxies. A shareholder may vote either in person or by proxy executed in writing by the shareholder or his duly authorized attorney in fact. No proxy shall be valid after eleven months from the date of execution unless otherwise provided in the proxy.
ARTICLE VI
BOARD OF DIRECTORS
1.    Management and Number. The property, business and affairs of the Corporation shall be controlled and managed by or under the direction of a Board of Directors. Three directors shall constitute the first Board of Directors. ~~Thereafter~~Subject to the rights of the holders of any series of preferred stock to elect directors under specified circumstances, thereafter the number of directors on the Board of Directors shall be fixed, from time to time, by resolutions adopted by the Board, but shall not be less than three persons.
2.    Election and Vacancies. At each annual meeting the shareholders shall elect the members of the Board of Directors. Each director elected shall hold office for a term of one year and thereafter until his successor shall have been elected and qualify, unless he shall be removed by action of the shareholders. ~~Whenever~~Subject to the rights of the holders of any series of preferred stock then outstanding, whenever any vacancy on the Board of Directors shall occur for any reason, a majority of the remaining directors then in office, even if that majority is less than a majority of the entire Board of Directors, may fill the vacancy or vacancies so created until a successor or successors shall be duly elected by the shareholders and shall qualify.
3.    Removal for Failure to Meet Qualifications. Any director of the Corporation may be removed for cause by action of a majority of the entire Board of Directors if the director to be removed, at the time of removal, shall fail to meet the qualifications stated in the Articles of Incorporation or these Bylaws for election as a director or shall be in breach of any agreement between such director and the Corporation relating to such director’s services as a director or employee of the Corporation. Notice of any proposed removal shall be given to all directors of the Corporation prior to action thereon.
4.    Quorum. A majority of the directors shall constitute a quorum for the transaction of business by the Board of Directors. Any act or decision of the majority of the directors present at a meeting at which a quorum is present shall be the act or decision of the Board of Directors.
5.    Place of Meetings. Meetings of directors shall be held at the principal office of the Corporation or such other place or places, either within or without the State of Missouri, as may be agreed upon by the Board of Directors. Members of the Board of Directors may also participate in meetings of the board by means of conference telephone or other communications equipment whereby all persons participating in the meeting can hear each other, and participation in a meeting in such manner shall be deemed presence in person at the meeting for all purposes.
6.    Regular and Special Meetings. Regular meetings of the Board of Directors shall be held as frequently and at such time and place as may be determined by the Board of Directors from time to time. Special meetings of the Board of Directors shall be called by the Secretary at any time on request of the Chairman of the Board or President or two members of the Board of Directors.

7.    Notice. Regular meetings of the Board of Directors may be held without notice. Special meetings of the Board of Directors may be held upon one (1) ~~days~~day notice, given as provided in Article XI of these Bylaws.
8.    Interest in Transactions. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other Corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if: (a) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less ~~then~~than a quorum; or (b) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or (c) the contract or transaction is fair as to the Corporation as of the time it is authorized or approved by the Board of Directors, a committee thereof, or the shareholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee which authorizes the contract or transaction.
9.    Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.
10.    Compensation. By resolution of the Board of Directors, each Director may be paid his expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a stated salary as director or a fixed sum for attendance at each meeting of the Board of Directors or both No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.
11.    Committees. The Board of Directors may, by resolution adopted by a majority of the whole Board of Directors, designate one or more committees, each committee to be composed of two or more members of the Board of Directors. Each such committee, to the extent provided in such resolution, shall have and exercise all of the authority of the Board of Directors in the management of the Corporation.
12.    Informal Action by Directors. Any action which is required to be or may be taken at a meeting of the directors or any committee of the Board of Directors, may be taken without a meeting if~~consents in writing~~, setting forth the action so taken, ~~are signed~~all members of the Board of Directors or the committee, as the case may be, consent thereto in writing or by ~~all the directors~~electronic transmission. The consents shall have the same force and effect as a unanimous vote of the directors at a meeting duly held, and may be stated as such in any certificate or document filed under the provisions of The General and Business Corporation Law of Missouri. The Secretary shall file, the consents with the minutes the meetings of the Board of Directors~~.~~ or the committee, as the case may be.

ARTICLE VII
OFFICERS
1.    Officers. The Officers of the Corporation shall be a President and a Secretary, and such other additional officers, including Chairman of the Board, Vice-Presidents, a Treasurer, and Assistant Secretaries and Assistant Treasurers as the Board of Directors may from time to time elect. Any two or more offices may be held by the same individual.
2.    Election and Term. The President and Secretary shall be elected by a majority of the whole number of the Board of Directors, and shall hold office at the pleasure of the Board of Directors. At any meeting the Board of Directors may elect such other officers and agents as it shall deem necessary, who shall hold office at the pleasure of the Board of Directors, and who shall have such authority and shall perform such duties as from time to time shall be prescribed by the Board of Directors.
3.    Removal. Any officer elected by the Board of Directors may be removed by the affirmative vote of a majority of the entire Board of Directors whenever in its judgment the interests of the Corporation will be served thereby.
ARTICLE VIII
DUTIES OF OFFICERS
1.    Chairman of the Board. The Chairman of the Board shall preside at all meetings of the shareholders and of the Board of Directors except as may be otherwise required under the law of Missouri. He shall act in an advisory capacity with respect to matters of policy and other matters of importance pertaining to the affairs of the Corporation. He, alone or with the President and/or the Secretary or Assistant Secretary, shall sign and send out reports and other messages which are to be sent to stockholders from time to time. He shall also perform such other duties as may be assigned to him by these Bylaws and the Board of Directors.
2.    President. The President shall be the chief operating officer and perform such duties as shall be assigned to him and shall exercise such powers as may be granted to him by the Board of Directors, the Chairman of the Board or the Chief Executive Officer. The President shall execute all bonds, mortgages, conveyances and other contracts requiring the seal of the Corporation. In the absence or disability of the Chairman of the Board, the President shall perform the duties and exercise the powers of the Chairman of the Board of Directors with the same force and effect as if performed by the Chairman of the Board and shall be subject to all restrictions imposed upon him.
3.    Chief Executive Officer. The Chief Executive Officer shall have the general and active management and supervision of the business of the Corporation. He shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall also perform such other duties as may be assigned to him by these Bylaws or by the Board of Directors.
4.    Vice Presidents. The Senior Vice President, if any and the Vice Presidents shall perform such duties as shall be assigned to them and shall exercise such powers as may be granted to them by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President of the Corporation.
5.    Secretary. The Secretary shall attend all meetings of the shareholders and of the Board of Directors and act as clerk thereof, and shall record all votes and the minutes of all proceedings in a minute book to be kept for that purpose. He shall keep in safe custody the seal of the Corporation, and when authorized by the Chairman of the Board of Directors, Chief Executive Officer, the President or a Vice-President, he shall affix the seal to any instrument requiring the seal, and, when so ordered, add his signature as an attestation thereof. He shall give, or cause to be given, a notice as required of all meetings of the shareholders and of the Board of Directors. He shall keep or cause to be kept a stock certificate and transfer book and a list of all the shareholders and their respective addresses. He shall perform such other duties as may be prescribed from time to time by the Board of Directors.
6.    Treasurer. The Treasurer shall have custody of the corporate funds and securities and shall keep or cause to be kept full and accurate accounts of receipts and disbursements in books of the Corporation to be maintained by him for such purpose; he shall deposit all moneys and other valuable effects of the Corporation in the name and to the credit of the Corporation in depositories designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors.
7.    Delegation of Power. In case of absence of any officer of the Corporation or for any other reason that the Board of Directors may deem sufficient, the Board may delegate the powers or duties of such officer to any other officer or to any director for the time being, provided a majority of the entire Board concurs therein.
ARTICLE IX
CONTRACTS, LOANS, CHECKS AND DEPOSITS
1.    Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.
2.    Loans. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.
3.    Checks, drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.
4.    Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositaries as the Board of Directors may select.
ARTICLE X
CERTIFICATES OF STOCK AND TRANSFERS
1.    Issuance. Certificates of stock of the Corporation shall be issued and signed by the President or a Vice-President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and shall bear the corporate seal. Any and all of the foregoing signatures may be facsimile. Such seal may be facsimile, engraved or printed. Certificates shall be numbered consecutively and registered as they are issued. They shall indicate, upon their face, among other things, the owner’s name, the number and class of shares of stock represented by the certificate, the par value of shares of such class, the date of its issuance and the manner in which the shares may be transferred.

2.    Transfers. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by his attorney lawfully constituted in writing, and upon surrender of such certificate properly endorsed.
3.    Transfer Books. Proper books shall be kept under the direction of the Secretary, showing the ownership and transfer of all certificates of stock. The Board of Directors shall have power to close said transfer books of the Corporation for a period not exceeding seventy days preceding the date for payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion of shares shall go into effect. In lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date not exceeding seventy days preceding the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares shall go into effect, as a record date for the determination of the shareholders entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any change, conversion or exchange of shares. In such case, such shareholders and only such shareholders as shall have been shareholders of record on the date of closing the transfer books or on the record date so fixed shall be entitled to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after such date of closing of the transfer books or such record date fixed as aforesaid.
4.    Holders of Record. The Corporation shall be entitled to treat the holder of record of any shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of Missouri.
ARTICLE XI
NOTICE
1.    Notice Deemed Given. Whenever under the provisions of these Bylaws notice is required to be delivered to any director, officer or shareholder, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, or dispatched by telecopy or prepaid telegram, or by electronic transmission, addressed to such individual at his address as it appears on the records of the Corporation, or when delivered in person to the individual. For purposes of these Bylaws, written notice shall include, but not be limited to, notice by “electronic transmission,” which shall mean any process of communication not directly involving the physical transfer of paper that is suitable for the retention, retrieval and reproduction of information by the recipient.
2.    Attendance as Waiver. Notice of any meeting required to be given under the provisions of these Bylaws or the laws of the State of Missouri shall be deemed waived by the attendance at such meeting of the party or parties entitled to notice thereof, except where a party or parties attend a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.
3.    Waiver of Notice. Any notice required to be given under the provisions of these Bylaws or the laws of the State of Missouri may be waived by the persons entitled thereto signing a waiver of notice before or after the time of said meeting, and such waiver shall be deemed equivalent to the giving of such notice. Such waiver of notice may be executed in person by the party entitled thereto or by his agent duly authorized in writing so to do.
ARTICLE XII

FISCAL YEAR
The fiscal year of the Corporation shall begin on the first day of January and end on the 31st day of December in each year.
ARTICLE XIII
DIVIDENDS
The Board of Directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.